As filed with the Securities and Exchange Commission on December 12, 2023

Registration No. 333–273945

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Howard Hughes Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41779	93-1869991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 929-7700

Howard Hughes Holdings Inc. 2020 Equity Incentive Plan

(Full title of the plan)

David O’Reilly

Chief Executive Officer

Howard Hughes Holdings Inc.

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77380

(Name and address of agent for service)

(281) 929-7700

(Telephone number, including area code, of agent for service

Copies to:

Richard M. Brand

Gregory P. Patti

Cadwalader, Wickersham & Taft

200 Liberty Street

New York, New York 10281

(212) 504-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the following registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission on August 11, 2023 by Howard Hughes Holdings Inc. (the “Company”):

•	Registration Statement filed on Form S-8, File No. 333-273945, registering 1,350,000 shares of common stock, par value $0.01, for issuance under The Howard Hughes Corporation 2020 Equity Incentive Plan.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed solely for the purpose of filing an additional Consent of the Independent Registered Public Accounting Firm. All other portions of the Registration Statement, as previously filed, remain unchanged.

ITEM 8. EXHIBITS

Exhibit Number	Description
4.1	The Howard Hughes Corporation 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to The Howard Hughes Corporation’s Form 8-K, filed May 20, 2020)
5.1*	Opinion of Cadwalader, Wickersham & Taft LLP.
23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm, dated August 11, 2023.
23.2**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, dated December 12, 2023.
23.3*	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.1 to this Registration Statement).
24.1*	Power of Attorney (included on the signature pages hereto).
107*	Filing Fee Table

*	Indicates exhibits previously filed.

**	Indicates exhibits filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands Township, State of Texas, December 12, 2023.

HOWARD HUGHES HOLDINGS INC.

By:	/s/ DAVID O’REILLY
Name:	David O’Reilly
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the following capacities and on the date hereof.

Signature	Title
/s/ DAVID O’REILLY	Chief Executive Officer and Director (Principal Executive Officer)
David O’Reilly
/s/ CARLOS OLEA	Chief Financial Officer (Principal Financial and Accounting Officer)
Carlos Olea
*	Director (Chairman of the Board)
William Ackman
*	Director
David Eun
*	Director
Adam Flatto
*	Director
Beth Kaplan
*	Director
Allen Model
*	Director
R. Scot Sellers
*	Director
Steven Shepsman
*	Director
Mary Ann Tighe
*	Director
Anthony Williams

*By:	/s/ DAVID O’REILLY
David O’Reilly
Attorney-in-fact